Exhibit 10.1

Aug 15 19 05:56p	pele kala corp	6029541244	p.2

August 14, 2019

Legacy Education Alliance Holdings, LLC

Attn: James E. May, CEO

1612 E. Cape Coral Parkway

Cape Coral, Florida 33904

Re:	Agreement to Extend Expiration Date Under License Agreement

Dear Jim:

Further to our meeting in Scottsdale, Arizona last week, this letter constitutes the agreement of Rich Dad Operating Company, LLC and Legacy Education Alliance Holdings, LLC to amend Section 10.1 of the License Agreement between the parties dated as of September 1, 2013, as amended by the First Amendment thereto dated as of April 22, 2014 and the Second Amendment thereto dated as of January 25, 2018 (collectively, the “License Agreement”). In such regard, for good and valuable consideration, the parties agree that Section 10.1 of the License Agreement is hereby amended to read as follows:

“10.1 The Term hereunder shall commence upon the Effective Date and shall expire on September 30, 2019 unless the Agreement is sooner terminated pursuant to Section 10.2 or 10.3.”

Please confirm the agreement of Legacy Education Alliance Holdings, LLC as to this amendment by counter-signing this letter in the space provided below and returning a copy of this letter to the undersigned. The foregoing amendment shall only become effective upon your delivery to the undersigned of such counter-signed letter.

Yours truly,

Rich Dad Operating Comport, LLC

/s/ Kim Kiyosaki
Kim Kiyosaki
Member

The foregoing amendment is agreed to and accepted.

Legacy Education Alliance Holdings, LLC

By:	/s/ James E. May
Name:	James E. May
Title:	CEO
8/16/19